Exhibit 10.4

FIRST AMENDMENT made this 10th day of August, 2005 to the Agreement dated as of December 8, 2004 (the “Agreement”) by and between Jacuzzi Brands, Inc., a Delaware corporation (the “Company”) with its principal office in West Palm Beach, Florida, and David H. Clarke, a resident of Wellington, Florida (the “Executive”) (collectively, the “Parties”).

WHEREAS, the Company and the Executive have previously entered into the Agreement; and

WHEREAS, the Company and the Executive desire to amend the Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. The second recital of the Agreement is amended by deleting it in its entirety and replacing it as follows:

“WHEREAS, the Executive has expressed his intention to retire as Chief Executive Officer and executive Chairman of the Board at such time as the Executive and the Board may mutually agree (and the effective date of his retirement from these positions shall be his “Retirement Date”).”

Notwithstanding the foregoing, in order to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the regulations for which have not been issued as of the date hereof), the Parties hereby acknowledge that solely for purposes of Section 3(e) of the Agreement, the term “Retirement Date” shall still mean October 2, 2005.

2. The Executive hereby acknowledges and agrees that the amount of the payments he shall be entitled to under the Company’s Supplemental Retirement Plan (the “SRP”) may be adjusted to the extent necessary so that the amounts he receives under the SRP and under the special retirement arrangement set forth in Section 3(e) of the Agreement are in the aggregate no greater than the amounts he would have received under both arrangements had the Executive actually retired on October 2, 2005.

The Agreement, as amended herein, shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

JACUZZI BRANDS, INC.

/s/ Steven C. Barre

Name:	Steven C. Barre
Title: Senior Vice President, General Counsel and Secretary

/s/ David H. Clarke

David H. Clarke